EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF
SEACOAST BANKING CORPORATION OF FLORIDA
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Seacoast Banking Corporation of Florida (“Company”) for the period ended September 30, 2021 (“Report”), I, Tracey L. Dexter, Executive Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2021	/s/ Tracey L. Dexter
Tracey L. Dexter
Executive Vice President and Chief Financial Officer